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                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



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In re:                              :                      Case No. 01-1660
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CMI Industries, Inc.                :                      Chapter 11
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                  Debtor            :
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                         AGREED INTERIM ORDER REGARDING
                           INVOLUNTARY CHAPTER 11 CASE

         THIS MATTER having come before the Court on the Involuntary Petition, dated May 3, 2001 (the "Involuntary Petition"), filed by Chancellor Triton CBO, Ltd. ("Chancellor"), Mt. Washington CBO I, Ltd. ("Mt. Washington") and Atlantic Globe Funding ("Atlantic," and collectively with Chancellor and Mt. Washington, the "Petitioners") seeking relief under chapter 11, title 11, United States Code (11 U.S.C. ss. 101 et seq.) (the "Bankruptcy Code") with respect to CMI Industries, Inc. ("CMI"); and counsel for the Petitioners and CMI having appeared on the record and announced that an interim agreement has been reached between them with respect to the Involuntary Petition pursuant to which Petitioners and CMI shall jointly move the Court for entry of an order dismissing the case commenced by the Petitioners' filing of the Involuntary Petition (the "Case") on the terms set forth herein, and the Court having found that the agreement of the parties is fair and equitable under the circumstances and in the best interests of CMI, its creditors, equity security holders and other parties in interest, and other good cause having been shown therefore, it is hereby

         ORDERED, ADJUDGED AND DECREED as follows:



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         1.       This Court has jurisdiction over CMI, its assets and the
matters raised hereby pursuant to sections 28 U.S.C.ss.ss.157 and 1334.

         2. The entry of this Order shall not constitute an agreement or acknowledgement by CMI, or a determination by this Court, that (a) the Petitioners are entitled to the relief sought by the Involuntary Petition, or
(b) venue in this Court is proper pursuant to 11 U.S.C. ss. 1408, in the interest of justice, or for the convenience of the parties.

         3. Upon entry of this Order, all rights, claims and causes of action of CMI and its officers, directors, subsidiaries, affiliates, agents, representatives and any of their successors, against the Petitioners, the holders of the Senior Notes (as defined in paragraph 6 hereof), and their shareholders, members, officers, directors, employees, attorneys, managers, representatives and agents arising from, or related in any way to, the Involuntary Petition or the Case, including, without limitation, claims under section 303(i) of the Bankruptcy Code, shall be waived, released and forever discharged.

         4. Subject to the terms and provisions of this Order, the Petitioners and CMI have agreed to jointly seek an order granting dismissal of this Case containing the provisions specified in paragraph 10 hereof (the "Dismissal Order"), and until either entry by this Court of the Dismissal Order, denial by this Court of the Dismissal Motion (as defined in paragraph 10 below), or the filing of a Certificate (as defined in paragraph 11 below), neither the Petitioners nor CMI shall take any further actions to prosecute, defend, dismiss or transfer the Case, and neither the Petitioners nor CMI will be prejudiced in any way for failing to do so if the Dismissal Order is not entered.


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         5.       Nothing herein shall interfere with, disturb or modify in any fashion the Interim Order on Joint Emergency Motion of CMI Industries, Inc. and Fleet Capital Corporation ("Fleet") For Modification of Automatic Stay, Adequate Protection and Order Pursuant to Section 105(a) (the "Interim Fleet Order"), or impair or alter the security interests, liens, rights and remedies of Fleet thereunder or under the Prepetition Loan Agreement (as defined in the Interim Fleet Order), this Order does not constitute an order terminating the "Gap Period" as defined in the Interim Fleet Order, and the Interim Fleet Order shall remain in full force and effect.

         6. Within one Business Day after the date (the "Dismissal Effective Date") on which Fleet receives notice (the "Dismissal Notice") that
(a) within ten days after the entry of the Dismissal Order, or (b) within such longer period after the date of entry of the Dismissal Order to which the Court extends the time for filing notice of appeal by any party, (i) no notice of appeal has been filed with the Court and (ii) no request for any relief specified in Bankruptcy Rule 8002(b) has been sought from the Court, pursuant to irrevocable instructions given by CMI (which instruction shall be delivered to Fleet by CMI upon entry of this Order in the form attached hereto as Exhibit "A") and provided that (A) the Dismissal Effective Date occurs no later than July 20, 2001, and (B) no other case or proceeding under the Bankruptcy Code by or against CMI shall have been commenced, Fleet shall, and hereby is ordered and directed to, make a Revolving Credit Loan under (and as defined in) the Prepetition Loan Agreement to CMI in the amount of $3,677,076.18 (the "Interest Payment"), which is the amount of the April 1, 2001 interest payment due on CMI's 9 1/2% Senior Subordinated Notes due 2003 (the "Senior Notes"), together with interest thereon at the default rate from April 1, 2001 through and


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including July 16, 2001, and disburse such loan on behalf of CMI by wire transfer to the Trustee (the "Indenture Trustee") under the Indenture dated as of October 28, 1993 between CMI and Chemical Bank (the "Indenture") pursuant to which the Senior Notes were issued. Upon disbursement of such funds by Fleet to the Indenture Trustee, the Interest Payment shall be deemed to have been made, and such payment shall not be subject to avoidance or recovery under any theory at law or in equity, including, without limitation, sections 544, 547, 548, 549 or 550 of the Bankruptcy Code. Fleet's consent to the terms for disbursement of the Interest Payment set forth in this paragraph 6 is evidenced by the consent letter agreement attached hereto as Exhibit "B" (the "Consent Letter"), and CMI is hereby authorized to enter into the Consent Letter and to incur the obligations thereunder, including without limitation, the granting of additional collateral to Fleet as set forth therein on or after the Dismissal Effective Date.

         7. As soon as reasonably practicable after the entry of this Order, CMI, the Petitioners and representatives of the holders of the Senior Notes shall engage in good faith, arms-length negotiations regarding the restructuring of the Senior Notes and/or the restructuring of CMI's finances in toto. In connection therewith, CMI shall (a) make such information available to the Petitioners, holders of the Senior Notes and/or their advisors, White & Case LLP ("W&C") and Amroc Capital, LLC ("Amroc"), as they may reasonably request from time to time, subject to any such parties' entry into an agreement to preserve the confidentiality of such information on terms to be reasonably agreed upon by the parties, and (b) pay the reasonable fees and out-of-pocket expenses incurred by W&C and Amroc prior to the termination of the injunction set forth in paragraph 12 hereof in connection with this case, the parties' negotiations, and any analyses, investigation or research performed in conjunction therewith. Upon entry of


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this Order, CMI shall make an initial payment by wire transfer of immediately available funds to W&C in the amount of $75,000 to be applied to the fees and expenses of W&C and Amroc incurred through the date hereof. W&C and Amroc may submit statements for such fees and expenses to CMI no more frequently than once every two weeks, which statements shall be paid by CMI within one week of receipt, except to the extent of any bonafide dispute, which shall be set forth in writing by CMI.

         8. As soon as practicable after entry of this Order, but in no event later than 10 days after the entry of this Order, CMI shall retain a third party advisor reasonably acceptable to the Petitioners (the "Advisor"), which Advisor shall, until the termination of the injunction set forth in paragraph 12 hereof or in the Dismissal Order, assist CMI in performing the following obligations: (a) the development of and adherence to a twelve (12)-week line item cash budget (the "Budget"), which shall be provided to W&C and Amroc within two weeks of the entry of this Order; (b) the preparation of a weekly reconciliation/variance report comparing actual results to the Budget, which shall be provided to W&C and Amroc on or before the Friday of each following week; (c) the development and implementation of a definitive plan regarding CMI's Greige Goods Division, which shall be provided to W&C and Amroc within 30 days of the entry to this Order; (d) the development of an 18-month business plan (the "Business Plan"), which shall include monthly cash flows, profit and loss statements and balance sheets, together with detailed assumptions relied upon in connection therewith, and which shall be provided to W&C and Amroc within 30 days of the entry of this Order; (e) the preparation of a monthly reconciliation/variance report comparing actual results to the Business Plan, which shall be provided to W&C and Amroc on or before the 20th day following the end of each fiscal month;


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and (f) the development, negotiation and implementation of a restructuring of the Senior Notes and/or CMI. Until CMI adopts the Budget, CMI shall not make any payments or incur any obligations outside the ordinary course of business without the consent of the Petitioners or, before the Dismissal Effective Date, further Order of the Court. Notwithstanding any failure of CMI to perform any of its obligations under the Order, CMI is authorized to perform all of its obligations under the Prepetition Loan Agreement, including, without limitation, payment of principal, interest, fees and expenses in accordance with the terms of the Prepetition Loan Agreement as at any time amended.

         9. From the date of the entry of this Order until the termination of the injunction set forth in paragraph 12 hereof, CMI shall not make any payments to Westpoint Stevens, Inc., or any of its affiliates, in respect of the Chatham transaction or to insiders or affiliates (other than wages, salaries and related benefits and routine commercial intercompany transfers), without the consent of the Petitioners or further order of the Court.

         10. Upon entry of this Order, (a) CMI and the Petitioners shall file a joint motion to dismiss the case (the "Dismissal Motion") and be obligated to use their best efforts to obtain prompt entry of the Dismissal Order, and (b) the amendments to CMI's corporate governance documents in the form attached hereto as Exhibit "C", which have been duly adopted and approved by all requisite corporate action, shall be filed with Secretary of State for the State of Delaware. The Petitioners and CMI shall provide notice of the Dismissal Motion to creditors and parties in interest by mailing a copy thereof by first class mail to such parties within one business day of the entry of this Order. On July 9, 2001, the Court shall hold a hearing on the Dismissal Motion, unless no creditor or party in interest has filed with the Court and served on


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counsel for CMI and the Petitioners so as to be received by June 29, 2001 at
5:00 p.m. an objection to the Dismissal Motion, in which case upon receipt of a certificate of no objection, the Court shall enter the Dismissal Order. The Dismissal Order will provide, among other things, as follows:

                  (a) To the extent not fully performed prior to the entry of the Dismissal Order, the obligations contained in paragraphs 6, 7, 8 and 9 will be contained in the Dismissal Order.


         11. If the Dismissal Order has not been entered, and either (a) CMI terminates the Advisor without the consent of the Petitioners, (b) CMI fails to perform its other obligations hereunder and does not cure such breach within two (2) business days after receiving notice thereof; or (c) CMI and the Petitioners fail to reach an agreement regarding the restructuring of the Senior Notes within ninety (90) days after the entry of this Order, then, upon the filing with the Court of a certificate (i) by the Petitioners with respect to any of such matters, or (ii) by CMI with respect to the matter set forth in subparagraph (c) (in either case, the "Certificate"), (A) the Dismissal Motion shall be deemed withdrawn, (B) the injunction set forth in paragraph 12 shall automatically terminate without further order of the Court, and (C) except as provided herein, CMI and the Petitioners shall have all rights and remedies with respect to the Case as such rights and remedies existed immediately prior to the entry of this Order.

         12. CMI and the holders of the Senior Notes shall be, and hereby are, enjoined and prohibited from commencing any action in any other court or forum regarding the subject matter hereof until the earlier to occur of the filing of the Certificate or the entry by this Court of the Dismissal Order.


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         13.      On or before one Business Day after the Dismissal Effective
Date, CMI shall (a) make the Interest Payment to the Trustee, or (b) satisfy all the terms set forth in the Consent Letter.

         ORDERED this 22 day of June, 2001.



                               /s/ JOSEPH F. FARNAN, JR.
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                               UNITED STATES DISTRICT COURT JUDGE